                                                                Exhibit 16(f)


                                           Since Inception
   Aggregate Bond Index Fund - Class D     Average Annual       Since Inception
      April 3, 1997 to June 30, 1997        Total Return*         Total Return*
======================================     ===============      ===============
Initial Investment                          $     1,000.00       $     1,000.00

Divided by Initial Maximum Offering
  Price                                              10.00
                                           ---------------
Divided by Net Asset Value                                                10.00
                                                                ---------------
Equals Shares Purchased                            100.000              100.000

Plus Shares Acquired through Dividend
  Reinvestment                                       1.282                1.282
                                           ---------------      ---------------

Equals Shares held at Ending Period Date           101.282              101.282

Multiplied by Net Asset Value at
  Ending Period Date                                 10.17                10.17
                                           ---------------      ---------------
Equals Ending Redeemable Value (ERV)
  at Period End Date                        $     1,029.93       $     1,029.93

Divide ERV by $1000 (P)                             1.0299               1.0299

Subtract 1                                          0.0299               0.0299

Expressed as a Percentage - Equals the
  Aggregate Total Return for the Period              2.99%
                                           ===============

Expressed as a Percentage - Equals the
  Aggregate Total Return for the Period                                   2.99%
                                                                ===============

Divide ERV by $1000 (P)                             1.0299

Raise to the power of                               4.1477

Equals                                              1.1301

Subtract 1                                          0.1301

Expressed as a Percentage - Equals the
  Average Annualized Total Return for
  the Period                                        13.01%
                                           ===============


* Does NOT include sales charge for the period.





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              30 Day Standardized Yield
             For the 30 Day Period Ending

         Aggregate Bond Index Fund - Class D

                                                             30 Day Yield
                                                            ==============
Long term income generally based on
   yield to maturity times market value of each security    $   133,477.90

Plus short term income accrued for the period                    16,225.18
                                                            --------------

Equals Total Income                                             149,703.08

Less expenses                                                    13,253.38
                                                            --------------

Equals net monthly income for yield calculation                 136,449.70

Average shares outstanding for the period                    2,685,814.630

Times Maxium Offering Price / Net Assets Value                       10.15
                                                            --------------

Equals total dollars                                         27,261,018.49
                                                            --------------


Net monthly income divided by total dollars                    0.00500530

Add 1                                                          1.00500530

Raise to the power of 6                                        1.03041014

Subtract 1                                                     0.03041014

Times 2                                                       0.060820282

Expressed as a percentage equals the
    Standardized Yield for the 30 Day Period                         6.08%
                                                            =============

Tax Rate                                                            28.00%

1 minus tax rate                                                    72.00%

Tax Equilivant 30 Day Standardized Yield                             8.45%
                                                           ==============